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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

We, the undersigned directors and/or officers of Mail.com, Inc., (the "Company") hereby severally constitute and appoint Gerald Gorman, Chairman and Chief Executive, and David Ambrosia, Executive Vice President, General Counsel and Secretary and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, to the Annual Report on Form 10-K for the year 1999 of Mail.com, Inc. filed with the Securities and Exchange Commission, pursuant to Section 13 of the Securities and Exchange Commission and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 30, 2000:

     Signature                                Title                                       Date
     ---------                                -----                                       ----
/s/ Gerald Gorman            Chairman & Chief Executive Officer, Director
-------------------------    (Principal Executive Officer)                            March 30, 2000
Gerald Gorman

/s/ Gary Millin              Chief Executive Officer, WORLD.com
-------------------------    Director                                                 March 30, 2000
Gary Millin

/s/ Lon Otremba
-------------------------
Lon Otremba                  President, Director                                      March 30, 2000

/s/ Debra L. McClister       Executive Vice President & Chief Financial Officer
-------------------------    (Principal Accounting and Financial Officer)             March 30, 2000
Debra L. McClister

/s/ Thomas Murawski          Chief Executive Officer, Mail.com Business
-------------------------    Messaging Services, Inc., Director                       March 30, 2000
Thomas Murawski

/s/ Charles Walden           Executive Vice President, Chief Technology
-------------------------    Officer, Director                                        March 30, 2000
Charles Walden

/s/ David Ambrosia           Executive Vice President, General Counsel and
-------------------------    Secretary                                                March 30, 2000
David Ambrosia

/s/ William J. Donaldson
-------------------------
William J. Donaldson         Director                                                 March 30, 2000

/s/ Stephen Ketchum
-------------------------
Stephen Ketchum              Director                                                 March 30, 2000

/s/ Jack Kuehler
-------------------------
Jack Kuehler                 Director                                                 March 30, 2000


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